EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

Dated as of June 1, 2011

among

COLOMBIA CLEAN POWER & FUELS, INC.

and

THE PURCHASERS LISTED ON EXHIBITS A-1 and A-2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of June 1, 2011 by and among Colombia Clean Power & Fuels, Inc., a Nevada corporation (the “Company”), and each of the Purchasers of shares of Series A Convertible Preferred Stock of the Company whose names are set forth on Exhibit A-1 or Exhibit A-2 hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

The parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Preferred Stock

Section 1.1        Purchase and Sale of Units.  Upon the following terms and conditions, the Company shall issue and sell to the Purchasers listed on Exhibit A-1 hereto and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, each of the Purchasers listed on Exhibit A-1 hereto agrees, severally and not jointly, to purchase from the Company, at a purchase price of $100,000 per unit (the “Purchase Price”), the number of units (each unit to consist of (x) 10,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), and (y) a warrant in substantially the form attached hereto as Exhibit C to purchase 3,500 shares of the Company’s common stock, par value $0.001 per share (the Common Stock”), as further described in Section 1.3 below) set forth opposite such Purchaser’s name on Exhibit A-1 hereto.  The designation, rights, preferences and other terms and provisions of the Series A Convertible Preferred Stock are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock attached hereto as Exhibit B (the “Certificate of Designation”).  The Company and the Purchasers listed on Exhibit A-1 are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) or Section 4(2) of the Securities Act.

Section 1.2        Conversion of Existing Notes.  Upon the following terms and conditions, the Company shall issue to the Purchasers listed on Schedule A-2 hereto (each, a “Noteholder”), and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, each Noteholder agrees, severally and not jointly, that the principal of the 10% Secured Convertible Notes due June 30, 2012 (the “Notes”) of the Company held by such Noteholder will be automatically converted solely into, the number of Preferred Shares set forth opposite such Noteholder’s name on Exhibit A-2 hereto.  Effective upon the Closing, each Noteholder hereby agrees that it irrevocably waives and relinquishes all rights to the principal of such Noteholder’s Notes and all other rights under such Notes which, effective at the Closing, shall represent solely the right to receive (i) the Preferred Shares on the basis provided for herein, and (ii) all accrued and unpaid interest due under such Notes, which interest shall be paid by the Company pursuant to the terms of the Notes.  The Company and the Noteholders are executing this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 3(9) of the Securities Act.

Section 1.3       Warrants.  Each of the Purchasers that acquires Preferred Shares pursuant to the terms of Section 1.2 hereof shall be issued common stock purchase warrants, in substantially the form attached hereto as Exhibit C (together with the warrants included in the Units issued pursuant to Section 1.1, the “Warrants”), to purchase the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), equal to seven percent (7%) of the number of Conversion Shares (as defined below) underlying the Preferred Shares purchased or acquired by each Purchaser, as set forth opposite such Purchaser’s name on Exhibit A-2 hereto.  The Warrants shall expire on the fifth (5th) anniversary of the Closing Date.  The Warrants shall have an exercise price per share equal to the Warrant Price (as defined in the Warrants).

Section 1.4        Conversion Shares.  The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares issued pursuant to this Agreement and issuable upon the exercise of the Warrants issued pursuant to this Agreement.  Any shares of Common Stock issuable upon conversion of the Preferred Shares are herein referred to as the “Conversion Shares”. The Preferred Shares and the Conversion Shares are sometimes collectively referred to as the “Shares”.

Section 1.5        Closing.  The Company agrees to issue and sell to the Purchasers listed on Schedule A-1 hereto a minimum of 200 Units and a maximum of 300 Units at one or more closings (each, a “Closing”).  The initial Closing of the purchase and sale of the Units to be acquired by the Purchasers listed on Exhibit A-1 from the Company under this Agreement and for the issuance of the Preferred Shares to the Purchasers listed on Exhibit A-2 upon conversion of the principal of their Notes shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036 at 10:00 a.m., New York time, on such date as the Purchasers and the Company may agree upon; provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith.  The date of each Closing is referred to herein as a “Closing Date”.  Subject to the terms and conditions of this Agreement, at each Closing the Company shall deliver or cause to be delivered to each Purchaser that is purchasing or acquiring securities from the Company at such Closing (x) a certificate for the number of Preferred Shares set forth opposite the name of such Purchaser on Exhibit A-1 or Exhibit A-2 hereto, (y) Warrants to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on Exhibit A-1 or Exhibit A-2 attached hereto and (z) any other documents required to be delivered pursuant to Article IV hereof.  At each Closing, each Purchaser listed on Exhibit A-1 hereto that is purchasing Units at such Closing shall deliver its Purchase Price by wire transfer to the escrow account pursuant to the Escrow Deposit Agreement (as hereafter defined) and each Purchaser listed on Exhibit A-2 that is converting Notes at such Closing shall deliver its Notes to the Company.

ARTICLE II

Representations and Warranties

Section 2.1       Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchasers, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a)           Organization, Good Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  The Company does not have any subsidiaries except as set forth in Schedule 2.1(g) hereto.  Each subsidiary of the Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (to the extent such concept or any similar concept exists in non-U.S. jurisdictions) and has the requisite corporate or other applicable organizational power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  The Company and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement or any of the other Transaction Documents.

(b)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), the Escrow Deposit Agreement by and among the Company, the Purchasers listed on Schedule A-1 and the escrow agent named therein, dated as of the date hereof, substantially in the form of Exhibit E attached hereto (the “Escrow Deposit Agreement”), the Irrevocable Transfer Agent Instructions (as defined in Section 3.11), the Certificate of Designation, and the Warrants (collectively, as amended from time to time, the “Transaction Documents”), and to issue and sell the Shares and the Warrants in accordance with the terms hereof.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required.  This Agreement has been duly executed and delivered by the Company.  The other Transaction Documents will have been duly executed and delivered by the Company at the Closing.  Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           Capitalization.

(i)        The authorized capital stock of the Company, the number of shares of such capital stock issued and outstanding, and the number of shares of capital stock reserved for issuance upon the exercise or conversion of all outstanding warrants, stock options, and other securities issued by the Company, as of the date hereof, are set forth on Schedule 2.1(c) hereto.  All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized and validly issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom.

(ii)       Except as set forth in this Agreement and as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights, registration rights, rights of first refusal or similar rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever granted by the Company or existing pursuant to agreements to which the Company is a party and relating to, or securities or rights convertible into, any shares of capital stock of the Company.  Furthermore, except as set forth in this Agreement and as set forth on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company.  Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities.

(iii)      Except as set forth on Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.  Except as disclosed on Schedule 2.1(c) or 2.1(k), (w) there are no outstanding debt securities, or other form of Indebtedness (as defined in Section 2.1(k)) of the Company or any of its subsidiaries, (x) there are no outstanding securities of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings, agreements or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries, (y) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements, or any similar plan or agreement, and (z) as of the date of this Agreement, except as disclosed on Schedule 2.1(c), to the Company’s and each of its subsidiaries’ knowledge, no Person (as defined below) or group of related Persons beneficially owns or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock.  For purposes of this Agreement, “Person” shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(iv)     Except as disclosed on Schedule 2.1(c), any Person with any right to purchase securities of the Company that would be triggered as a result of the transactions contemplated hereby or by any of the other Transaction Documents has waived such rights or the time for the exercise of such rights has passed.  Except as set forth on Schedule 2.1(c), there are no options, warrants or other outstanding securities of the Company (including, without limitation, any equity securities issued pursuant to any Company Plan) the vesting of which will be accelerated by the transactions contemplated hereby or by any of the other Transaction Documents.  The Company has furnished or made available to the Purchasers true and correct copies of the Company’s Articles of Incorporation as in effect on the date hereof (the “Certificate”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”).

(d)           Issuance of Shares.  The Preferred Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and the Preferred Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Certificate of Designation.  When shares of Common Stock are issued in accordance with the terms of the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock. When the Conversion Shares are issued in accordance with the terms of the Certificate of Designation, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designation and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company’s Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.  The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect.  The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Preferred Shares, the Warrants and the Conversion Shares in accordance with the terms hereof or thereof (other than any filings that may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing, any registration statement that may be filed pursuant hereto, and the Certificate of Designation); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

(f)           Commission Documents, Financial Statements.  The Company is subject to Section 15(d) of the Securities Exchange Act of 1934, as amended the “Exchange Act”), and except as disclosed on Schedule 2.1(f), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).  The Company has delivered or made available to each of the Purchasers true and complete copies of the Commission Documents.  The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.  At the times of their respective filings, the Commission Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents.  As of their respective dates, none of the Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that with regard to (x) Commission Documents filed prior to May 6, 2010, and (y) third-party data referred to in the Commission Documents by the Company, the foregoing representation is made to the knowledge of the Company.  The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)           Subsidiaries.  Schedule 2.1(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership.  For the purposes of this Agreement, “subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries.  All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable.  There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock.  Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence.  Except as set forth on Schedule 2.1(l), there are no outstanding charges, pledges or other liens affecting the shares of any subsidiary. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.  Except as set forth on Schedule 2.1(g), neither the Company nor any subsidiary holds any equity interests in or debt obligations of any other Person.

(h)           No Material Adverse Change.  Since December 31, 2010, the Company has not experienced or suffered any Material Adverse Effect.

(i)           No Undisclosed Liabilities.  Neither the Company nor any of its subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those described in the Form 10-K (as defined in Section 2.1(r)) or the Form 10-Q (as defined in Section 2.1(s)) or incurred in the ordinary course of the Company’s or its subsidiaries respective businesses since December 31, 2010 which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

(j)           No Undisclosed Events or Circumstances.  No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k)           Indebtedness.  Schedule 2.1(k) hereto sets forth all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

(l)           Title to Assets.  All material assets of the Company and its subsidiaries, including all mineral properties and real estate, are described generally in the Form 10-K or the Form 10-Q.  Each of the Company and the subsidiaries has good, recorded (if required by applicable law) and marketable title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except as set forth on Schedule 2.1(l).   All leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.  All mineral  concessions owned by the Company or its subsidiaries have been legally and validly issued and have been validly assigned to the Company or its subsidiaries, in compliance with all applicable regulations.  All such assignments are valid, enforceable and defensible against third parties.  None of the Company’s or its subsidiaries’ assets in Colombia are located in any areas subject to environmental or zoning restrictions with respect to the activities carried out or intended to be carried out by the Company or its subsidiaries.  All such mineral concessions are in good standing and in timely compliance with all obligations deriving from applicable titles and regulations. There are no current claims, procedures or investigations by any regulatory authority which result may adversely affect any of the concessions and there is no reason or cause for any such claims, procedures or investigations. The Company or its subsidiaries have complete and undisputed possession and control over their assets and are for all purposes the operators of all such assets.

(m)           Actions Pending.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding (each, an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.  There is no Action pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets.  To the knowledge of the Company, there is no Action pending or threatened against any of the Company’s directors, officers or other in their capacities as such.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or, to the knowledge of the Company, any officers or directors of the Company or any subsidiary in their capacities as such.

(n)           Compliance with Law.  The business of the Company and the subsidiaries has been and is presently being conducted in all material respects in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances.  The Company and each of its subsidiaries have all franchises, permits, licenses, concessions, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o)           Taxes.  Except as disclosed on Schedule 2.1(o), the Company and each of the subsidiaries has accurately prepared and filed all federal, state, foreign and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable.  None of the federal income tax returns of the Company or any subsidiary have been audited by the Internal Revenue Service (the “Service”) or any comparable state or foreign authority.  The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal, state, foreign or otherwise) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(p)           Certain Fees.  Except as set forth on Schedule 2.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement.

(q)           Disclosure.  Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(r)           Operation of Business.  The Company and each of the subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations as set forth in the Form 10-K for the year ended December 31, 2010, including the accompanying financial statements (the “Form 10-K”), and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

(s)           Environmental Compliance.  Except as set forth on Schedule 2.1(s), the Company and each of its subsidiaries has obtained all material approvals, authorizations, certificates, consents, licenses, concessions, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any  Environmental Laws.  The Form 10-K or the Company’s Form 10-Q for the fiscal quarter ended March 31, 2011 (the “Form 10-Q”) describes all material permits, licenses and other authorizations issued under any Environmental Laws to the Company or its subsidiaries.  “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.  The Company has all necessary governmental approvals required under all Environmental Laws in connection with its business or in the business of any of its subsidiaries as now being conducted and, except as set forth on Schedule 2.1(s), as proposed to be conducted except for those approvals, if any, for which the failure to possess, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.  The Company and each of its subsidiaries are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws.  Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(t)           Books and Records; Internal Accounting Controls.  The books and records of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

(u)           Material Agreements.  Neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 (collectively, “Material Agreements”) if the Company or any subsidiary were registering securities under the Securities Act, except such Material Agreements as are filed as an exhibit to one or more of the Commission Documents.  The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect.  No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Preferred Shares, other preferred stock of the Company, if any, or the Common Stock.

(v)           Transactions with Affiliates.  Except as set forth in the Form 10-K or the Form 10-Q or on Schedule 2.1(y), there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or, to the knowledge of the Company, any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

(w)           Securities Act of 1933.  Based in material part upon the representations herein of the Purchasers, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Preferred Shares and the Warrants hereunder.  Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Preferred Shares, the Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Preferred Shares and the issuance of the Warrants under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares and the issuance of the Warrants.

(x)           Governmental Approvals.  Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or federal securities laws (which, if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to the Registration Rights Agreement, and the filing of the Certificate of Designation with the Secretary of State for the State of Nevada, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Preferred Shares and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

(y)           Employees.  Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees.  Except as set forth on Schedule 2.1(y), neither the Company nor any subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary.  Except as set forth on Schedule 2.1(y) hereto, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

(z)           Absence of Certain Developments.  Except as disclosed in the Form 10-K or the Form 10-Q or on Schedule 2.1(z), since December 31, 2010, neither the Company nor any subsidiary has:

(i)        issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii)       borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business that are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such subsidiary’s business;

(iii)      discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv)     declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v)      sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi)     sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(vii)    suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii)   made any changes in employee compensation, except in the ordinary course of business and consistent with past practices;

(ix)      made capital expenditures or commitments therefor that aggregate in excess of $100,000;

(x)       entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xi)      made charitable contributions or pledges;

(xii)     suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii)    experienced any material problems with labor or management in connection with the terms and conditions of their employment; or

(xiv)    entered into an agreement, written or otherwise, to take any of the foregoing actions.

(aa)          Public Utility Holding Company Act and Investment Company Act Status.  The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.  The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(bb)         ERISA.  No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries.  The execution and delivery of this Agreement and the issuance and sale of the Preferred Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met.  As used in this Section 2.1(bb), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(cc)          Dilutive Effect.  The Company understands and acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designation is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(dd)         No Integrated Offering.  Neither the Company, nor any of its affiliates or subsidiaries, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Shares pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Shares to be integrated with other offerings.  The Company does not have any registration statement pending before the Commission or currently under the Commission’s review and, except for the issuance of shares of Common Stock upon (i) the exercise of warrants issued in connection with the Notes or (ii) the conversion of Notes or (iii) as set forth in the Form 10-K or the Form 10-Q, since January 1, 2010, the Company has not offered or sold any of its equity securities or debt securities convertible into equity securities.

(ee)          Independent Nature of Purchasers.  The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents.  The Company acknowledges that the decision of each Purchaser to purchase securities pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared or negotiated by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby.  The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

(ff)           Insurance.  The Company and the subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company and the subsidiaries are currently engaged.  Schedule 2.1(ff) contains a complete list of the insurance contracts and policies currently maintained by the Company.  To the best of Company’s knowledge, such insurance contracts and policies are valid and in full force and effect.  Neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(gg)         Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares.

(hh)         Foreign Corrupt Practices.  Neither the Company nor any subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any subsidiary, has (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ii)           Off-Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is not disclosed in its financial statements that should be disclosed in accordance with GAAP.

(jj)           Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares or (ii) other than any placement agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares.

(kk)          No Disagreements with Accountants.  There are no unresolved disagreements regarding the Company’s accounting policies presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants formerly or presently employed by the Company.  The Company’s accountants are set forth on Schedule 2.1(kk).  To the Company’s knowledge, such accountants are an independent registered public accounting firm as required by the Securities Act.

(ll)           Material Non-Public Information.  Except with respect to (i) certain projected sales and financial data and the key assumptions made in the compilation thereof and (ii) the terms of the transactions contemplated hereby and by the other Transaction Documents, the Company has not provided any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information.

(mm)       Sarbanes-Oxley Act.  The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

Section 2.2        Representations and Warranties of the Purchasers.  Each Purchaser hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other Purchaser:

(a)           Organization and Standing of the Purchasers.  If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           Authorization and Power.  Each Purchaser has the requisite power and authority to enter into and perform on this Agreement and to purchase or acquire the Preferred Shares and Warrants being sold or issued to it hereunder.  The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required.  Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms thereof.

(c)           No Conflicts.  The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser).  Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to purchase the Preferred Shares or acquire the Warrants in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)           Purchase For Own Account.  Each Purchaser is acquiring the Preferred Shares and the Warrants solely for its own account and not with a view to or for sale in connection with distribution.  Each Purchaser does not have a present intention to sell the Preferred Shares or the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Preferred Shares or the Warrants to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(h) below, such Purchaser does not agree to hold the Shares or the Warrants for any minimum or other specific term and reserves the right to dispose of the Shares or the Warrants at any time in accordance with federal and state securities laws applicable to such disposition.  Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Shares and the Warrants and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

(e)           Status of Purchasers.  Each Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer.

(f)           Opportunities for Additional Information.  Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser’s personal knowledge of the Company’s affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

(g)           No General Solicitation.  Each Purchaser acknowledges that the Preferred Shares and the Warrants were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h)           Rule 144.  Such Purchaser understands that the Shares and the Warrants must be held indefinitely unless such securities are registered under the Securities Act or an exemption from registration is available.  Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances.  Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares or Warrants without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i)           General.  Such Purchaser understands that the Shares and the Warrants are being offered and sold in reliance on a transactional exemption from the registration requirement of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares and the Warrants.

(j)           Independent Investment.  Except as may be disclosed in any filings with the Commission by the Purchasers under Section 13 and/or Section 16 of the Exchange Act, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Shares and the Warrants purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Shares and the Warrants.

ARTICLE III

Covenants

The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

Section 3.1       Securities Compliance.  The Company shall notify the Commission and all applicable state authorities in accordance with their respective rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Preferred Shares, the Warrants and the Conversion Shares as required under Regulation D and applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares, the Warrants and the Conversion Shares to the Purchasers or subsequent holders.

Section 3.2        Registration and Listing.  The Company shall cause its Common Stock to continue to comply in all respects with its reporting and filing obligations under Section 13 or 15(d) of the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to the Transaction Documents, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted therein.  Contemporaneously with the listing of the Common Stock on any securities exchange in the United States, the Company shall, unless it has received the written consent of the holders of at least 51% of the Preferred Shares then outstanding not to do so, use commercially reasonable efforts to also list the Common Stock on the Toronto Stock Exchange.  The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading or may be traded in the future.  Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.  Upon the request of a Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.3        Compliance with Laws.  The Company shall comply, and cause each subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders.

Section 3.4        Keeping of Records and Books of Account.  The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.5        Reporting Requirements.  If the Commission ceases making periodic reports filed under the Exchange Act available via the Internet, then the Company shall furnish the following to such Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Preferred Shares or shall beneficially own any Shares:

(a)           Quarterly Reports filed with the Commission on Form 10-Q as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

(b)           Annual Reports filed with the Commission on Form 10-K as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

(c)           Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices of information to such holders of Common Stock.

Section 3.6        Amendments.  The Company shall not amend or waive any provision of the Certificate or Bylaws of the Company in any way that would adversely affect the liquidation preferences, dividend rights, conversion rights, voting rights or redemption or other rights of the Preferred Shares; provided, however, that any creation and issuance of another series of Junior Stock (as defined in the Certificate of Designation) or any other class or series of equity securities which by its terms shall rank on parity with the Preferred Shares (the creation and issuance of which was permitted under the Certificate of Designation) shall not be deemed to adversely affect such rights, preferences or privileges.

Section 3.7        Other Agreements.  Except with the written consent of the holders of at least 51% of the Preferred Shares then outstanding, neither the Company nor any subsidiary shall enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any subsidiary to perform under any Transaction Document.

Section 3.8        Status of Dividends.  The Company covenants and agrees that (i) no federal income tax return or claim for refund of federal income tax or other submission to the Service will adversely affect the Preferred Shares, any other series of its Preferred Stock, or the Common Stock, and no deduction shall operate to jeopardize the availability to Purchasers of the dividends received deduction provided by Section 243(a)(1) of the Code or any successor provision, (ii) in no report to stockholders or to any governmental body having jurisdiction over the Company or otherwise will it treat the Preferred Shares other than as equity capital or the dividends paid thereon other than as dividends paid on equity capital unless required to do so by a governmental body having jurisdiction over the accounts of the Company or by a change in GAAP required as a result of action by an authoritative accounting standards setting body, and (iii) it will take no action which would result in the dividends paid by the Company on the Preferred Shares out of the Company’s current or accumulated earnings and profits being ineligible for the dividends received deduction provided by Section 243(a)(1) of the Code.  The preceding sentence shall not be deemed to prevent the Company from designating the Preferred Stock as “Convertible Preferred Stock” in its annual and quarterly financial statements in accordance with its prior practice concerning other series of preferred stock of the Company.  In the event that the Purchasers have reasonable cause to believe that dividends paid by the Company on the Preferred Shares out of the Company’s current or accumulated earnings and profits will not be treated as eligible for the dividends received deduction provided by Section 243(a)(1) of the Code, or any successor provision, the Company will, at the reasonable request of the Purchasers of 51% of the outstanding Preferred Shares, join with the Purchasers in the submission to the Service of a request for a ruling that dividends paid on the Shares will be so eligible for federal income tax purposes, at the Purchasers’ expense.  In addition, the Company will reasonably cooperate with the Purchasers (at Purchasers’ expense) in any litigation, appeal or other proceeding challenging or contesting any ruling, technical advice, finding or determination that earnings and profits are not eligible for the dividends received deduction provided by Section 243(a)(1) of the Code, or any successor provision to the extent that the position to be taken in any such litigation, appeal, or other proceeding is not contrary to any provision of the Code.  Notwithstanding the foregoing, nothing herein contained shall be deemed to preclude the Company from claiming a deduction with respect to such dividends if (i) the Code shall hereafter be amended, or final Treasury regulations thereunder are issued or modified, to provide that dividends on the Preferred Shares or Conversion Shares should not be treated as dividends for federal income tax purposes or that a deduction with respect to all or a portion of the dividends on the Shares is allowable for federal income tax purposes, or (ii) in the absence of such an amendment, issuance or modification and after a submission of a request for ruling or technical advice, the Service shall issue a published ruling or advise that dividends on the Shares should not be treated as dividends for federal income tax purposes.  If the Service specifically determines that the Preferred Shares or Conversion Shares constitute debt, the Company may file protective claims for refund.

Section 3.9        Use of Proceeds.  The net proceeds from the sale of Units shall be used for exploration, project development, acquisitions, fees and expenses related to the offering and sale of the Units and general working capital as provided in the offering materials related to the offering of the Units.  None of the net proceeds from the sale of the Preferred Shares hereunder shall be used by the Company to redeem or repurchase any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation.

Section 3.10      Reservation of Shares.  So long as any of the Preferred Shares or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the mandatory issuance of Common Stock as payment of dividends on the Preferred Shares as provided in the Certificate of Designation.

Section 3.11      Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Preferred Shares in the form of Exhibit F attached hereto (the “Irrevocable Transfer Agent Instructions”).  Prior to registration of the Conversion Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement.  The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.11 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement.  If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of all or some of such Purchaser’s Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that such Shares can be sold pursuant to Rule 144 within the limitations of Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend.  The Company acknowledges that a breach by it of its obligations under this Section 3.11 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transactions contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.11 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.11, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

Section 3.12      Reporting Status. So long as a Purchaser beneficially owns any of the Shares, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 3.13      Disclosure of Transaction.  The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) as soon as practicable after the first Closing but in no event later than 9:00 A.M. Eastern Time on the third Trading Day following the Closing.  The Company shall also file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, the Certificate of Designation, the Securities Escrow Agreement, the form of Warrant and the Press Release) as soon as practicable following the Closing Date but in no event more than four (4) Trading Days following the first Closing Date.  “Trading Day” means any day during which the OTC Bulletin Board (or other quotation venue or principal exchange on which the Common Stock is traded) shall be open for trading.

Section 3.14      Disclosure of Material Information.  The Company covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information (other than with respect to the terms of the transactions contemplated by this Agreement), unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 3.15      Form S-1 Eligibility.  The Company currently meets the “registrant eligibility” and transaction requirements set forth in the general instructions to Form S-1 applicable to “resale” registrations on Form S-1 and the Company shall file all reports required to be filed by the Company with the Commission in a timely manner.

Section 3.16      Sarbanes-Oxley Act.  The Company shall be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, as required under such Act.

Section 3.17      Board of Directors.  So long as Steelhead Partners LLC or its affiliates (“Steelhead”) beneficially owns at least 15% of the shares of outstanding Common Stock on an as-converted basis, the Company covenants and agrees that Steelhead shall be entitled to designate one individual to serve on the board of directors of the Company (the “Board”).  Each of the Purchasers hereby agrees to vote all shares of Common Stock and all Preferred Shares owned by such Purchaser and to take all other necessary or desirable actions within his, her or its control (solely in his, her or its capacity as a holder of Shares and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company agrees to take all necessary or desirable actions within its control (including calling any meeting of the Board or stockholders promptly upon a request by Steelhead to do so) for the election to the Board of any one individual nominated to the Board by Steelhead.  Each Purchaser party to this Agreement hereby constitutes and appoints as his, her or its proxy and hereby grants a power of attorney to Steelhead and any designee of Steelhead with respect to the matters set forth in this Section 3.17, and hereby authorizes such proxy to represent and to vote all of such party’s shares of Common Stock and Preferred Shares in favor of the election of the individual nominated to the Board as determined pursuant to and in accordance with the terms and provisions of this Section 3.17, but if and only if such party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent) in a manner that is inconsistent with the terms of this Section 3.17.

Section 3.18      Inspection Rights.   Provided same would not be in violation of Regulation FD under the Securities Act, the Company shall permit, during normal business hours, upon reasonable request and reasonable notice and at the expense of such Purchaser, each Purchaser that, together with its affiliates, beneficially owns at least 3% of the outstanding shares of Common Stock on an as-converted basis, or any employees, agents or representatives thereof, for purposes reasonably related to such Purchaser’s interests as a stockholder, to examine the publicly-available, non-confidential records and books of account of, and to visit and inspect the properties, assets, operations and business of, the Company and any subsidiary, and to discuss the publicly-available, non-confidential affairs, finances and accounts of the Company and any subsidiary with any of the Company’s officers, consultants, directors and key employees.

Section 3.19      Pledge of Securities.   The Company acknowledges that the Preferred Shares, Conversion Shares, Warrants and/or Common Stock issued upon exercise of the Warrants may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by some or all of such securities.  The pledge of any of such securities shall not be deemed to be a transfer, sale or assignment of such securities under any of the Transaction Documents, and no Purchaser effecting a pledge of any of such securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company.  At the Purchaser’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of any of such securities may reasonably request to acknowledge a pledge of any of such securities to such pledgee by a Purchaser.

ARTICLE IV

Conditions

Section 4.1        Conditions Precedent to the Obligation of the Company to Sell the Securities.  The obligation hereunder of the Company to issue and sell the Units to the Purchasers listed on Exhibit A-1 that are purchasing Units on the applicable Closing Date, and to issue the Preferred Shares to the Purchasers listed on Exhibit A-2 that are converting Notes on the applicable Closing Date, is subject to the satisfaction or waiver, at or before such Closing, of the of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           Accuracy of Each Purchaser’s Representations and Warranties.  The representations and warranties of each Purchaser participating in such Closing shall be true and correct in all material respects as of the date when made and as of such Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)           Performance by the Purchasers.  Each Purchaser participating in such Closing shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to such Closing.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           Delivery of Purchase Price.  The Purchase Price for the Units to be sold on such Closing Date to the Purchasers listed on Exhibit A-1 has been delivered to the escrow agent pursuant to the Escrow Deposit Agreement.

(e)           Delivery of Transaction Documents.  The Transaction Documents shall have been duly executed and delivered by the Purchasers participating in such Closing and, with respect to the Escrow Deposit Agreement, the escrow agent, to the Company.

(f)           Minimum Purchase Price. The Purchasers listed on Exhibit A-1 shall have purchased at least 200 Units on or prior to such Closing Date.

Section 4.2        Conditions Precedent to the Obligation of the Purchasers to Purchase the Units or Convert Notes.  The obligation hereunder of each Purchaser listed on Schedule A-1 to acquire and pay for the Units, and for each Purchaser listed on Schedule A-2 to convert Notes, is subject to the satisfaction or waiver, at or before the applicable Closing, of each of the conditions set forth below.  These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion.

(a)           Accuracy of the Company’s Representations and Warranties.  Each of the representations and warranties of the Company in this Agreement and the Registration Rights Agreement shall be true and correct in all respects as of the date when made and as of the applicable Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all respects as of such date.

(b)           Performance by the Company.  The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date.

(c)           No Suspension, Etc.  Trading in the Company’s Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the applicable Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Preferred Shares.

(d)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)           No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f)           Certificate of Designation of Rights and Preferences.  Prior to the Closing, the Certificate of Designation in the form of Exhibit B attached hereto shall have been filed with the Secretary of State of Nevada.

(g)           Opinion of Counsel, Etc. At the Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of the Closing, in the form of Exhibit G hereto, and such other certificates and documents as the Purchasers or its counsel shall reasonably require incident to the Closing.

(h)           Certificates.  At or prior to the Closing, the Company shall have executed and delivered to the Purchasers the certificates (in such denominations as such Purchaser shall request) for the Preferred Shares and the Warrants being acquired by such Purchaser at such Closing (in the denominations as such Purchaser shall request); provided, however, that the Company shall not be obligated to deliver to any Purchaser listed on Exhibit A-2 the Preferred Shares issuable upon conversion of such Purchaser’s Note(s) unless such Note(s) are either delivered to the Company or such Purchaser notifies the Company that such Note(s) have been lost, stolen or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.

(i)           Resolutions.  The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to such Purchaser (the “Resolutions”).

(j)           Reservation of Shares.  As of the applicable Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, a number of shares of Common Stock equal to the aggregate number of Conversion Shares issuable upon conversion of the Preferred Shares issued or to be issued pursuant to this Agreement, exercise of the number of Warrants issued pursuant to this Agreement and the payment of dividends on the Preferred Shares as provided in the Certificate of Designation.

(k)           Transfer Agent Instructions.  As of the applicable Closing Date, the Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(l)           Secretary’s Certificate.  The Company shall have delivered to such Purchaser a secretary’s certificate, dated as of the applicable Closing Date, as to (i) the Resolutions, (ii) the Certificate, (iii) the Bylaws, (iv) the Certificate of Designation, each as in effect at the Closing, and (v) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(m)           Officer’s Certificate.  The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the applicable Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the applicable Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the applicable Closing Date.

(n)           Registration Rights Agreement.  At the Closing, the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

(o)           Escrow Deposit Agreement.  At the Closing, the Company and the escrow agent shall have executed and delivered the Escrow Deposit Agreement in the form of Exhibit E attached hereto to each Purchaser.

(p)           Minimum Purchase Price. At or prior to the Closing, the Purchasers listed on Exhibit A-1 hereto shall have purchased at least 200 Units.

(q)           Material Adverse Effect.  No Material Adverse Effect shall have occurred at or before the applicable Closing Date.

ARTICLE V

Stock Certificate Legend

Section 5.1        Legend.  Each certificate representing the Preferred Shares and the Warrants, and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER OF THE SECURITIES SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

In connection with any transfer of Conversion Shares, the Company agrees to reissue certificates representing any of the Conversion Shares, without the legend set forth above, if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request.  Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Conversion Shares under the Securities Act is not required in connection with such proposed transfer, (ii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iii) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto.  The Company will respond to any such notice from a holder within five (5) business days.  In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company.  The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.  Whenever a certificate representing the Conversion Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares (provided that a registration statement under the Securities Act providing for the resale of the Conversion Shares is then in effect), the Company shall cause its transfer agent to electronically transmit the Conversion Shares to a Purchaser by crediting the account of such Purchaser or such Purchaser's Prime Broker with the DTC through its Deposit/Withdrawal at Custodian system (to the extent not inconsistent with any provisions of this Agreement).

ARTICLE VI

Indemnification

Section 6.1        Company Indemnity.  The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, managers, partners, members, stockholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

Section 6.2        Indemnification Procedure.  Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided that, the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim.  The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.  Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.  The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII

Miscellaneous

Section 7.1        Fees and Expenses.  Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that, the Company shall pay all actual attorneys’ fees and expenses (including disbursements and out-of-pocket expenses) incurred by the Purchasers in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated thereunder, which payment shall be made at the Closing and shall not exceed $75,000, (ii) the filing and declaration of effectiveness by the Commission of the Registration Statement and (iii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents.

Section 7.2        Specific Enforcement, Consent to Jurisdiction.

(a)           The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or any of the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.

Section 7.3        Entire Agreement; Amendment.  This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representation, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least fifty-one percent (51%) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.  Notwithstanding the foregoing, this Agreement may be amended without the consent of any Purchaser following the initial Closing in connection with any subsequent Closing to add additional Purchasers as parties hereto and to revise Exhibits A-1 and A-2 to appropriately reflect the addition of such Purchasers and the relevant information regarding their purchase of Units or their conversion of Notes, as the case may be.

Section 7.4        Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company:	Colombia Clean Power & Fuels, Inc. 245 Sir Francis Drake Boulevard San Anselmo, CA 94960 Attention: Chief Executive Officer Tel. No.: (415) 460-1165 Fax No.: (415) 532-1357

with copies to:	Pryor Cashman LLP 7 Times Square New York, New York 10036-6569 Attention: Eric M. Hellige, Esq. Tel. No.: (212) 326-0846 Fax No.: (212) 798-6830

If to any Purchaser:
At the address of such Purchaser set forth on Exhibit A-1 or Exhibit A-2, as applicable, to this Agreement, with copies to Purchaser’s counsel as set forth on Exhibit A-1 or Exhibit A-2, as applicable, or as specified in writing by such Purchaser.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 7.5        Waivers.  No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6        Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  Subject to Section 5.1 hereof, the Purchasers may assign the Preferred Shares and their rights under this Agreement (other than Steelhead’s right to designate a director as set forth in Section 3.17 herein) without the consent of the Company.

Section 7.8        No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9        Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10       Survival.  The representations and warranties and covenants of the Company and the Purchasers shall survive the execution and delivery hereof and the Closings hereunder.

Section 7.11       Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or scanned electronic mail (e-mail) attachment, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or scanned signature were the original thereof.

Section 7.12       Publicity.  The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 7.13       Severability.  The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.14       Further Assurances.  From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Conversion Shares, the Warrants, the Certificate of Designation and the other Transaction Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

COLOMBIA CLEAN POWER & FUELS, INC.

By:	/s/ Edward P. Mooney
Name: Edward P. Mooney
Title: President and Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

PURCHASER SIGNATURE PAGE TO COLOMBIA CLEAN POWER & FUELS, INC.
SECURITIES PURCHASE AGREEMENT

Accepted and Agreed as of the date first above written:

STEELHEAD NAVIGATOR MASTER, L.P.

By:	Steehead Partners, LLC, its Investment Manager

By:	/s/ Grant Hulse
Name: Grant Hulse
Title: Director of Finance and Operations

ODYSSEY REINSURANCE COMPANY

By:	Hamblin Watsa Investment Cousel Ltd, its Investment Manager

By:	/s/ Paul Rivett
Name: Paul Rivett
Title: Chief Operating Officer

SEASIDE 88, LP

By:	/s/ William Ritger
Name: William Ritger
Title: Manger of the GP

PINNACLE FAMILY OFFICE INVESTMENTS

By:	/s/ Barry M. Kitt
Name: Barry M. Kitt
Title: Manager, Pinnacle Family Officer, LLC
the General Partner of Pinancle Family Office Investments, L.P.
dba Pinnacle III Investments

PURCHASER SIGNATURE PAGE TO COLOMBIA CLEAN POWER & FUELS, INC.
SECURITIES PURCHASE AGREEMENT

Accepted and Agreed as of the date first above written:

PORTER PARTNERS LP

By:	/s/ Jeffrey H. Porter
Name: Jeffrey H. Porter
Title: General Partner

HYPOSWISS PRIVATE BANK GENEVE SA FOR ACCOUNT OF THEODORE H. SWINDELLS FAMILY TRUST

By:	/s/ J.D. Braillard Wolfgan Derungs
Name: J.D. Braillard Wolfgang Derungs
Title: Authorized Signatory

NEXT VIEW CAPITAL FUND, LP

By:	/s/Stewart Flink
Name: Stewart Flink
Title: Manager

BAROQUE INVESTMENTS LIMITED

By:	/s/ Bernard Pouliot
Name: Bernard Pouliot
Title: Director

BEN JOSEPH PARTNERS

By:	/s/ Jeffrey H. Porter
Name: Jeffrey H. Porter
Title: General Partner

GRQ CONSULTANTS, INC., 401K

By:	/s/ Barry Honig
Name: Barry Honig
Title: Trustee

PURCHASER SIGNATURE PAGE TO COLOMBIA CLEAN POWER & FUELS, INC.
SECURITIES PURCHASE AGREEMENT

Accepted and Agreed as of the date first above written:

PAUL WINSTON

/s/ Paul Winston

PORTER FAMILY LIVING TRUST DTD 9/5/2006

By:	/s/ Jeffrey H. Porter
Name: Jeffrey H. Porter
Title: Trustee

JOHN F. STEINMETZ

/s/ John F. Steinmetz

LIFE POWER & FUELS LLC

By:	/s/ Daniel F. Carlson
Name: Daniel F. Carlson
Title: CFO

EDJ LIMITED

By:	/s/ Jeffrey H. Porter
Name: Jeffrey H. Porter
Title: Investment Advisor

CRYPTO CORPORATION

By:	/s/ Evelyn Cann
Name: Evelyn Cann
Title: Vice President

PURCHASER SIGNATURE PAGE TO COLOMBIA CLEAN POWER & FUELS, INC.
SECURITIES PURCHASE AGREEMENT

Accepted and Agreed as of the date first above written:

LEON BARNARD

/s/ Leon Barnard

RES LIMITED

By:	/s/ Evelyn J. Cann
Name: Evelyn J. Cann
Title: President

ROGER S. LASH

/s/ Roger S. Lash

HOWARD J. WORMAN

/s/ Howard J. Worman

JENNIFER L. GRAFFMAN

/s/ Jennifer L. Graffman

JEFFREY J. MCLAUGHLIN

/s/ Jeffrey J. McLaughlin

DANA I. DONNELL

/s/ Dana I. Donnell

KEVIN MCGRATH

/s/ Kevin McGrath

PURCHASER SIGNATURE PAGE TO COLOMBIA CLEAN POWER & FUELS, INC.
SECURITIES PURCHASE AGREEMENT

Accepted and Agreed as of the date first above written:

VAZIRANI VENTURES, LLC

By:	/s/ Raj Vazirani
Name: Raj Vazirani
Title: President

JACOB SHASHA

/s/ Jacob Shasha

EXHIBIT A-1 to the
SECURITIES PURCHASE AGREEMENT FOR
COLOMBIA CLEAN POWER & FUELS, INC.

Name and Addresses of Purchasers	Number of Preferred Shares Included in Units	Number of Warrant Shares Included in Units	Dollar Amount of Investment

Steelhead Navigator Master, L.P. For correspondence, notice or communications: Steelhead Navigator, Master, L.P. c/o Steelhead Partners, LLC 333 – 108th Avenue NE, Suite 2010 Bellevue, WA 98004 Attn: General Counsel For delivery of any physical stock certificates: Steelhead Navigator, Master, L.P. c/o BNP Prime Brokerage Inc. Attn: Thomas Falcone 525 Washington Blvd, 9th Floor Jersey City, NJ 07910 201-850-4806 With a copy to: Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Attention: John Bessonette, Esq. Tel No.: (212) 715-9100 Fax No.: (212) 715-8000	1,500,000	525,000	$15,000,000

Odyssey Reinsurance Company Hamblin Watsa Investment Counsel Ltd., 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada Telephone: (416) 367-4941 Facsimile: (416) 367-2201 Email: fburke@hwic.ca	600,000	210,000	6,000,000

Seaside 88 LP 750 Ocean Royale Way, Suite 805 Juno Beach, FL 33408	100,000	35,000	1,000,000

EXHIBIT A-2 to the
SECURITIES PURCHASE AGREEMENT FOR
COLOMBIA CLEAN POWER & FUELS, INC.

Name and Addresses of Purchasers	Number of Preferred Shares Issued	Number of Warrant Shares Issued	Principal Amount of Notes Converted

Steelhead Navigator Master LP 333 108th Avenue, N.E., Suite 2010 Bellevue, WA 98004	300,000	105,000	$3,000,000

Pinnacle Family Office Investments 4965 Preston Park Blvd., Suite 240 Plano, TX 75093	100,000	35,000	1,000,000

Seaside 88 LP 750 Ocean Royale Way, Suite 805 Juno Beach, FL 33408	60,000	21,000	600,000

Porter Partners LP 300 Drakes Landing Road, Suite 175 Greenbrae, CA 94904	42,500	14,875	425,000

Seaside 88 LP 750 Ocean Royale Way, Suite 805 Juno Beach, FL 33408	40,000	14,000	400,000

HypoSwiss Private Bank Geneve SA for account of Theodore H. Swindells Family Trust 7 rue des Alpes Geneve, Switzerland 1211	25,000	8,750	250,000

Next View Capital Fund, LP 180 Crestview Drive Deerfield, IL 60015	22,500	7,875	225,000

Baroque Investments 11 Pedder Street, Central Gloucester Tower 34/F Hong Kong	10,000	3,500	100,000

Ben Joseph Partners 300 Drakes Landing Road, Suite 175 Greenbrae, CA 94904	10,000	3,500	100,000

Ex-A-2-1

Name and Addresses of Purchasers	Number of Preferred Shares Issued	Number of Warrant Shares Issued	Principal Amount of Notes Converted

GRQ Consultants, Inc. 4400 Biscayne Boulevard, #850 Miami, FL 33137	10,000	3,500	100,000

Paul Winston 70 Woodbine Drive Mill Valley, CA 94941	10,000	3,500	100,000

Porter Family Living Trust dated September 5, 2006 200 Alta Vista Avenue Mill Valley, CA 94941	10,000	3,500	100,000

John F. Steinmetz 44 Dugway Road Falls Village, CA 06031	10,000	3,500	100,000

Life Power & Fuels LLC 181 Third Street, Suite 150 San Rafael, CA 94901	8,000	2,800	80,000

EDJ Limited Loyalist Plaza Don Mackay Boulevard Marsh Harbour, Abaco Bahamas AB-20377	7,500	2,625	75,000

Crypto Corporation Evelyn J. Cann, V.P. Dundee Offshore Services Ltd. 129 Front Street, PH #4 Hamilton, Bermuda HM12	5,000	1,750	50,000

Leon Barnard 303 E. Smith Street P.O. Box 516 Wayne, IL 62895	5,000	1,750	50,000

Next View Capital Fund, LP 180 Crestview Drive Deerfield, IL 60015	5,000	1,750	50,000

RES Limited c/o Dundee Offshore Services Ltd. 129 Front Street, PH #4 Hamilton, Bermuda HM12	5,000	1,750	50,000

Ex-A-2-2

Name and Addresses of Purchasers	Number of Preferred Shares Issued	Number of Warrant Shares Issued	Principal Amount of Notes Converted

Roger Lash 9 Mulberry Lane White Plains, NY 10605	5,000	1,750	50,000

Howard J. Worman 240 West 102nd Street, Apt. 41 New York, NY 10025	2,500	875	25,000

Jennifer L. Graffman 113 Country Way Needham, MA 02492	2,500	875	25,000

Jennifer L. Graffman 113 Country Way Needham, MA 02492	2,500	875	25,000

Jeffrey McLaughlin 38 Rapids Road Stamford, CT 06905	2,000	700	20,000

Dana Donnell 12453 Monkey Hollow Road Sunbury, OH 43074	1,500	525	15,000

Kevin McGrath 82 Buckingham Ridge Road Wilton, CT 06897	12,500	4,375	125,000

Vazirani Ventures, LLC 15 East 26th Street, #11F New York, NY 10010	5,000	1,750	50,000

Jacob Shasha 25 Alexandroni Street Raanana, Israel 43337	1,500	525	15,000

Ex-A-2-3

EXHIBIT B to the
SECURITIES PURCHASE AGREEMENT FOR
COLOMBIA CLEAN POWER & FUELS, INC.

FORM OF CERTIFICATE OF DESIGNATION OF PREFERRED SHARES

EXHIBIT C to the
SECURITIES PURCHASE AGREEMENT FOR
COLOMBIA CLEAN POWER & FUELS, INC.

FORM OF WARRANT

EXHIBIT D to the
SECURITIES PURCHASE AGREEMENT FOR
COLOMBIA CLEAN POWER & FUELS, INC.

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT E to the
SECURITIES PURCHASE AGREEMENT FOR
COLOMBIA CLEAN POWER & FUELS, INC.

FORM OF ESCROW DEPOSIT AGREEMENT

EXHIBIT F to the
SECURITIES PURCHASE AGREEMENT FOR
COLOMBIA CLEAN POWER & FUELS, INC.

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS
__________________

as of _____ __, 2011

[Name and address of Transfer Agent]
Attn:  _____________

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of _________ __, 2011, by and among Colombia Clean Power & Fuels, Inc., a Nevada corporation (the “Company”), and the purchasers named therein (collectively, the “Purchasers”) pursuant to which the Company is issuing to the Purchasers shares of its Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), which are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and Warrants (the “Warrants”) to purchase shares of Common Stock.  This letter shall serve as our irrevocable authorization and direction to you provided that you are the transfer agent of the Company at such time to issue shares of Common Stock upon conversion of the Preferred Shares (the “Conversion Shares”) to or upon the order of a Purchaser from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice in the form attached hereto as Exhibit I, (ii) a copy of the certificates (with the original certificates delivered to the Company) representing Preferred Shares being converted (or a customary indemnification undertaking with respect to such share certificates in the case of their loss, theft or destruction), and (iii) delivery of treasury order or other appropriate order duly executed by a duly authorized officer of the Company.  So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if the Purchaser represents in writing that the Conversion Shares were sold pursuant to the Registration Statement, then certificates representing the Conversion Shares shall not bear any legend restricting transfer of the Conversion Shares thereby and should not be subject to any stop-transfer restriction.  Provided, however, that if you have not previously received those items and representations listed in the immediately preceding sentence, then the certificates for the Conversion Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR THE ISSUER OF THE SECURITIES SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Conversion Shares in the event a registration statement covering the Conversion Shares is subject to amendment for events then current.

A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit II.

Please be advised that the Purchasers are relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, each Purchaser is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.  Should you have any questions concerning this matter, please contact me at ___________.

Very truly yours,

COLOMBIA CLEAN POWER & FUELS, INC.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]

By:
Name:
Title:

Date: ___________________

EXHIBIT I

COLOMBIA CLEAN POWER & FUELS, INC.
CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of Colombia Clean Power & Fuels, Inc. (the “Certificate of Designation”).  In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of Colombia Clean Power & Fuels, Inc., a Nevada corporation (the “Company”), indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:               __________

Stock certificate no(s). of Preferred Shares to be converted:             __________

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:
By:
Title:

Dated:

EXHIBIT II

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[Name and address of Transfer Agent]
Attn:  _____________

Re:           ______________

Ladies and Gentlemen:

We are counsel to Colombia Clean Power & Fuels, Inc., a Nevada corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of June 1, 2011, by and among the Company and the purchasers named therein (collectively, the “Purchasers”) pursuant to which the Company issued to the Purchasers shares of its Series A Convertible Preferred Stock, par value $0.001 per share, (the “Preferred Shares”), which are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants (the “Warrants”) to purchase shares of  Common Stock.  Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”), dated as of _________, 2011, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Preferred Shares, under the Securities Act of 1933, as amended (the “1933 Act”).  In connection with the Company’s obligations under the Registration Rights Agreement, on ________________, 2011, the Company filed a Registration Statement on Form S-1 (File No. 333-________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the resale of the Registrable Securities that names each of the present Purchasers as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and accordingly, the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

[COMPANY COUNSEL]

By:

cc:           [LIST NAMES OF PURCHASERS]

EXHIBIT G to the
SECURITIES PURCHASE AGREEMENT FOR
COLOMBIA CLEAN POWER & FUELS, INC.

FORMS OF OPINIONS OF U.S.  AND COLOMBIAN COUNSEL